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                                                                     Exhibit 5.1

                              October __, 1999


Primus Telecommunications Group, Incorporated
1700 Old Meadow Road
McLean, VA 22102

          Re:  Registration Statement on Form S-4
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Dear Gentlemen:

          You have requested our opinion, as special counsel for Primus Telecommunications Group, Incorporated, a Delaware corporation (the "Company"), in connection with a registration statement on Form S-4 (the "Registration Statement") which is being filed by the Company under the Securities Act of 1933, as amended (the "Act"), with the Securities and Exchange Commission on or about the date hereof. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Registration Statement.

          The Registration Statement relates to an offer to exchange (the "Exchange Offer") the Company's registered 12 3/4 Senior Notes due 2009 (the "Exchange Notes") for an equal principal amount of the Company's outstanding 12 3/4 Senior Notes due 2009 (the "Notes").

          The Notes were issued, and the Exchange Notes will be issued, under an Indenture dated as of October 15, 1999 (the "Indenture") between the Company and First Union National Bank, as Trustee (the "Trustee").

          In connection with this opinion, we have examined the Registration Statement, the Indenture (included as Exhibit 4.11 to the Registration Statement), the form of the Exchange Notes (set forth as Exhibit A to the Indenture) and such other documents, records and other matters as we have deemed necessary or appropriate in order to give the opinions set forth herein.

          We have, with your approval, assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified, facsimile, conformed, electronic, or photostatic copies and the authenticity of the originals of such copies. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents, and oral and written statements and representations, of officers and representatives of the Company. We have not independently verified such information and assumptions.
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Primus Telecommunications Group, Incorporated
October __, 1999
Page 2


          Based upon and subject to the foregoing, assuming that the Indenture has been duly authorized, executed and delivered by, and represents the valid and binding obligation of, the Trustee, and when the Registration Statement, including any amendment thereto, shall have become effective under the Securities Act and the Indenture shall have been duly qualified under the Trust Indenture Act of 1939, as amended, subject to the qualifications set forth below, it is our opinion that:

          1. each of the Indenture and the Exchange Notes has been duly authorized by the Company;

          2. the Indenture constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms; and

          3. the Exchange Notes, when duly executed and delivered by or on behalf of the Company in the form contemplated by the Indenture upon the terms set forth in the Exchange Offer and authenticated by the Trustee or an authenticating agent appointed by the Trustee in accordance with the terms of the Indenture, will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

          The opinions set forth in paragraphs numbered 2 and 3 hereof are subject to (i) bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights from time to time in effect; (ii) application of general principles of equity (regardless of whether considered in proceedings in equity or at law) and the discretion of the court before which any proceeding may be brought; (iii) standards of commercial reasonableness and the implied covenant of good faith; and (iv) public policy.

          This opinion is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our Firm under the caption "Legal Matters" in the Registration Statement. In doing so, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                    Very truly yours,



                                    PEPPER HAMILTON LLP